FOR IMMEDIATE RELEASE

CONTACTS: Ann Parker Director of Corporate Communications LodgeNet Entertainment Corporation 605-988-1000 communications@lodgenet.com	Melissa Thompson Vice President, Corporate Communications Interstate Hotels & Resorts 703-387-3377 melissa.thompson@ihrco.com

LODGENET NAMED PREFERRED PROVIDER OF INTERACTIVE TV SERVICES
FOR INTERSTATE HOTELS & RESORTS

Agreement Links World’s Largest Hotel Broadband Provider,
Nation’s Largest Independent Hotel Management Company

     New York NY, December 9, 2003 – LodgeNet Entertainment Corporation (Nasdaq:LNET), the world’s largest provider of broadband interactive television services to the hospitality industry, and Interstate Hotels & Resorts, the nation’s largest independent hotel management company, today announced a long-term agreement designating LodgeNet as a preferred provider, supplying interactive TV services for hotels under Interstate’s management. The announcement came today from LodgeNet President and CEO Scott C. Petersen during his presentation at the UBS Media Week Conference in New York City.

     Under the agreement, LodgeNet will market sigNETure TVSM, its latest-generation digital interactive TV system and services – including on-demand movies, music and TV programming plus games and interactive guest services – to more than 300 Interstate-managed hotels in the United States and Canada. The agreement covers more than 65,000 guest rooms under leading lodging brands including Hilton, Embassy Suites, Hampton Inn, Homewood Suites, Marriott, Courtyard By Marriott, Sheraton, Radisson, and Holiday Inn.

     “For 10 years we have built a history of standard-setting service to Interstate and its predecessor companies,” said Steve McCarty, Senior Vice President Sales and Hotel Relations for LodgeNet. “This agreement marks a key milestone in a relationship between two acknowledged industry leaders.”

     “We are excited about the opportunities our properties will have for offering their guests a superior interactive TV experience,” said Bob Morse, Chief Operating Officer for Interstate Hotels & Resorts. “Based on our prior experience with LodgeNet, we are convinced they are the provider that is best equipped to serve the broad range of geographic markets and flags represented in our portfolio.”

(more)

LodgeNet/H&R — Interactive TV Agreement	December 9, 2003	2

About LodgeNet

     LodgeNet Entertainment Corporation (www.lodgenet.com) is the leading provider in the delivery of broadband, interactive services to the lodging industry, serving more hotels and guest rooms than any other provider in the world. These services include on-demand digital movies, digital music and music videos, Nintendo® video games, high-speed Internet access and other interactive television services designed to serve the needs of the lodging industry and the traveling public. As the largest company in the industry, LodgeNet provides service to nearly one million rooms (including more than 954,000 interactive guest pay rooms) in more than 5,800 hotel properties worldwide. More than 260 million travelers have access to LodgeNet systems on an annual basis. LodgeNet is listed on NASDAQ and trades under the symbol LNET.

About Interstate Hotels & Resorts

     Interstate Hotels & Resorts operates more than 300 hospitality properties with nearly 67,000 rooms in 42 states, the District of Columbia, Canada and Russia. BridgeStreet Corporate Housing Worldwide, an Interstate Hotels & Resorts subsidiary, is one of the world’s largest corporate housing providers, offering upscale, fully furnished corporate housing throughout the United States, Canada, the United Kingdom, France and 39 additional countries through its network partners. For more information about Interstate Hotels & Resorts, visit Interstate’s Website: www.ihrco.com.

     This press release contains forward-looking statements within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and are subject to risks, uncertainties, and other factors that could cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. In addition to the risks and uncertainties discussed in the foregoing sections, such factors include, among others, the following: the effects of economic conditions, including in particular the economic condition of the lodging industry, competition, programming availability and quality, technological developments, developmental difficulties and delays, relationships with clients and property owners, the availability of capital to finance growth, the impact of government regulations, and other factors detailed, from time to time, in the Company’s filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

     LodgeNet is a registered trademark of LodgeNet Entertainment Corporation. All rights reserved. Other names and brands may be claimed as the property of others.

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